Exhibit 99 (a)
                         CANADA SOUTHERN PETROLEUM LTD.

                            Canada Southern Announces
                           Final Oral Arguments to be
                            Heard on February 6, 2001


         CALGARY, Alberta, January 12, 2001 - Canada Southern Petroleum Ltd. [NASDAQ: CSPLF; Toronto/Boston/Pacific: CSW] said that the Court has ordered that no additional written arguments may be filed with the Court and that final oral arguments will be heard on February 6, 2001.

         After the Court hears the oral arguments, it will then consider the evidence presented and deliver a written opinion. A Company spokesman said that it would probably be at least late 2001 before a decision was rendered in view of the lengthy trial and mass of evidence presented.

         Statements in this press release that are not historical in nature are intended to be - and are hereby identified as -- "forward-looking statements" for purposes of the "Safe Harbor Statement" under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements. Among these risks and uncertainties are (a) uncertainties as to the costs, length, and outcome of the Kotaneelee litigation, and (b) the uncertainty as to when or if the company will receive any revenue from the Kotaneelee gas field.

                   Contact: Ben A. Anderson at (403) 269-7741.